UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

45 Hayden Avenue, Suite 3000
Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2008, NitroMed, Inc. (the “Company”) received notification from The NASDAQ Stock Market’s Listing Qualifications Department that for the last 30 consecutive business days the bid price of the Company’s common stock on The NASDAQ Global Market has closed below the minimum $1.00 per share required for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until March 16, 2009, to regain compliance.  The NASDAQ Listing Qualifications Department informed the Company that if, at any time before March 16, 2009, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Rule, although NASDAQ may, in its discretion, require that an issuer maintain a bid price in excess of $1.00 for a period in excess of 10 business days, but generally no more than 20 business days, before determining that the issuer has demonstrated the ability to maintain long-term compliance.

In the event the Company does not regain compliance with the Rule by March 16, 2009, NASDAQ will provide written notification that the Company’s securities will be delisted from The NASDAQ Global Market.  At that time, the Company may appeal NASDAQ’s determination to delist the Company’s securities to a NASDAQ Listing Qualifications Panel.  Alternatively, in the event such delisting is based solely upon non-compliance with the Rule, the Company could apply to transfer its securities to The NASDAQ Capital Market. If such an application were approved and the Company otherwise maintains the listing requirements for The NASDAQ Capital Market, other than with respect to the Rule, the Company would be afforded the remainder of The NASDAQ Capital Market’s second 180 calendar day grace period in order to regain compliance with the Rule.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and March 16, 2009.  The Company will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement. The Company disclaims any intention or obligation to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

The Company’s press release dated September 16, 2008 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release issued by NitroMed, Inc. on September 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: September 16, 2008	By:	/s/ Kenneth M. Bate

Kenneth M. Bate
President, Chief Executive Officer and
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by NitroMed, Inc. on September 16, 2008.